SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MAINE & MARITIMES

                    GAMCO INVESTORS, INC.
                                12/12/03              900            35.4133
                     GABELLI FUNDS, LLC.
                         GABELLI UTILITY TRUST
                                 1/21/04            1,000            34.2000
                                12/23/03            1,400            34.8064
                                12/16/03            1,000            34.8040
                         GABELLI UTILITY FUND
                                 2/09/04            2,600            32.2200


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.